UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIERRA ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Sierra Oncology, Inc. The 2020 Annual Meeting will be a virtual meeting of stockholders, which means you will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SRRA2020 on Tuesday, June 9, 2020 at 10:00 a.m. (Pacific Time).

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 24, 2020, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders and our 2019 annual report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote, and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Dr. Nick Glover
President and Chief Executive Officer

SIERRA ONCOLOGY, INC.

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2020

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Sierra Oncology, Inc. will be held via live webcast by visiting www.virtualshareholdermeeting.com/SRRA2020 on Tuesday, June 9, 2020 at 10:00 a.m. (Pacific Time).

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect three Class II directors, each to serve three-year terms through the third Annual Meeting of Stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 15, 2020 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SRRA2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available by written request for examination by any stockholder for any purpose relating to the meeting. Requests should be sent to: Sierra Oncology, Inc., Attention: Corporate Secretary, c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada. The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/SRRA2020.

Your vote as a Sierra Oncology, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Vice President, Corporate Affairs at (604) 558-6536 or investors@sierraoncology.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at https://www.astfinancial.com or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Dr. Nick Glover President and Chief Executive Officer

Vancouver, British Columbia

April 24, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2020: the Proxy Statement and our 2019 Annual Report on Form 10-K are available at http://investor.sierraoncology.com/financialreporting.

SIERRA ONCOLOGY, INC.

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

i

SIERRA ONCOLOGY, INC.

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Canada

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

June 9, 2020

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Sierra Oncology, Inc. (Sierra Oncology or the Company) for use at Sierra Oncology’s 2020 Annual Meeting of Stockholders (Annual Meeting) to be held via live webcast at www.virtualshareholdermeeting.com/SRRA2020 on Tuesday, June 9, 2020 at 10 a.m. (Pacific Time), and any adjournment or postponement thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 24, 2020, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote, and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 15, 2020, the record date, will be entitled to vote at the meeting. At the close of business on April 15, 2020, 10,395,732 shares of common stock were outstanding and entitled to vote. All share numbers in this proxy reflect the 1-for-40 reverse stock split that we effected on January 22, 2020.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 15, 2020, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 15, 2020, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 15, 2020, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, or the ratification of the appointment of Deloitte & Touche LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors, or the ratification of the appointment of Deloitte & Touche LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class II directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/SRRA2020. You will need the control number included on your proxy card;

•	vote via internet or telephone – in order to do so, please follow the instructions shown on your proxy card; or

•

vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2020. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online at the meeting should you decide to attend. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our Annual Meetings of Stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2020; (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at http://investor.sierraoncology.com/corporate-governance.

Board Composition and Leadership Structure

Mr. Robert Pelzer is the Chairman of our Board of Directors effective November 22, 2019. Mr. Donald Parfet served as the Chairman of our Board of Directors through November 22, 2019. The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Dr. Nick Glover and Mr. Robert Pelzer, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Mr. Robert Pelzer, Dr. Gaurav Aggarwal, Dr. Andrew Allen, Dr. Mona Ashiya, Mr. Jeffrey H. Cooper, Dr. Josh Richardson and Dr. Andrew Sinclair, representing seven of our eight incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In addition, Dr. Daniel Estes, Mr. Tran Nguyen, Dr. Nicole Onetto and Mr. Donald Parfet who resigned from our Board of Directors in November 2019, were also “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at http://investor.sierraoncology.com/corporate-governance.

Audit Committee

Our Audit Committee is composed of Mr. Cooper, Dr. Aggarwal and Mr. Pelzer. Mr. Cooper is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Cooper and Mr. Pelzer are an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the Audit Committee report to be included in our annual proxy statement.

Compensation Committee

Our Compensation Committee is composed of Mr. Pelzer, Dr. Aggarwal and Dr. Richardson. Mr. Pelzer is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans; and

•	making recommendations to our Board of Directors regarding any other board of director responsibilities relating to executive compensation.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt Company (Radford), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the fiscal year ended December 31, 2019. Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current director, CEO and other executive officer compensation policies and practices and equity profile, relative to market practices;

•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	review market practices regarding equity programs.

Representatives of Radford met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2019, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended December 31, 2019 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Dr. Sinclair, Dr. Allen and Dr. Ashiya. Dr. Sinclair is the Chair of our Nominating and Corporate Governance Committee effective December 12, 2019. Dr. Onetto served as the Chair of our Nominating and Corporate Governance Committee through November 22, 2019. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, evaluating and recommending candidates for membership on our Board of Directors;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at http://investor.sierraoncology.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During 2019, Mr. Pelzer, Dr. Aggarwal (effective December 12, 2019) and Dr. Richardson (effective December 12, 2019) served on our Compensation Committee. Mr. Nguyen, Dr. Onetto, Mr. Parfet served on our Compensation Committee through November 22, 2019. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2019. Mr. Parfet, a member of our Compensation Committee through November 22, 2019, served as our interim Chief Executive Officer from May 2014 to August 2014.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2019, the Board of Directors held eight meetings including telephonic meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings and Corporate Governance Committee held three meetings. During 2019, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our Annual Meetings of Stockholders. We do not have a formal policy regarding attendance of Annual Meetings by the members of our Board of Directors. Three of our directors attended our 2019 Annual Meeting of Stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, Sierra Oncology, Inc., c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each Annual Meeting of Stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Sierra Oncology, Inc., c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year prior to the date of submission. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an Annual Meeting of Stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the anniversary of the preceding year’s Annual Meeting, except that if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed Annual Meeting and not later than the close of business on the later of (1) the 75th day prior to such Annual Meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Hedging Prohibitions

Under our Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from hedging their interest in our shares by selling short or trading or purchasing “put” or “call” options on our securities or engaging in similar transactions.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the Annual Meetings of Stockholders to be held in 2021 and 2022, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Allen, Dr. Ashiya and Dr. Sinclair, each an incumbent Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class II nominees be elected as a Class II director for a three-year term expiring at the 2023 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2019 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Andrew Allen, M.D., Ph.D. (1)	53	Class II Director
Mona Ashiya, Ph.D. (1)	50	Class II Director
Andrew Sinclair, Ph.D. (1)	48	Class II Director

(1)	Member of our Nominating and Corporate Governance Committee

Andrew Allen, M.D., PhD. has served as a member of our Board of Directors since October 2017. Dr. Allen has served as the Chief Executive Officer and President of Gritstone Oncology, Inc., an immunotherapy company that he co-founded, since August 2015. From April 2009 to August 2015, Dr. Allen served as the Executive Vice President of Clinical and Pre-Clinical Development and Chief Medical Officer of Clovis Oncology, Inc., a biopharmaceutical company that he co-founded. Prior to cofounding Clovis, he served in the same role at Pharmion Corporation, a pharmaceutical company, beginning in 2006. From 2004 to 2006, Dr. Allen served as Vice President of BioPharma Development and Head of the Oncology Therapeutic Unit for Chiron Corporation, a biotechnology company. Prior to that, Dr. Allen served as global project head in Abbott Laboratories’ oncology franchise, and he progressed through positions of increasing responsibility at the management consulting firm McKinsey & Company, with a focus on oncology strategy. Dr. Allen currently serves on the Board of Directors of Gritstone Oncology, Inc., Revitope Oncology Inc., TCR2 Therapeutics, Inc., and Epizyme, Inc., and previously served on the Board of Directors of Nodality, Inc., and of Cell Design Labs, Inc. until their acquisition by Gilead Sciences, Inc. in 2017. Dr. Allen qualified in medicine at Oxford University and earned his Ph.D. from the Imperial College of Science, Technology and Medicine in London. Dr. Allen also obtained postgraduate internal medicine qualification as a Member of Royal College of Physicians. Our Board of Directors believes that Dr. Allen should serve as a director based upon his extensive executive, development and scientific experience in the biopharmaceutical industry.

Mona Ashiya Ph.D. has served as a member of our Board of Directors since November 2019. Dr. Ashiya is a Partner at OrbiMed Advisors, LLC, a healthcare focused investment firm where she has been involved with a number of investments in public and private biotech companies since October 2010. Dr. Ashiya received her B.A. from the University of California, Berkeley and her Ph.D. in Cellular, Molecular and Developmental Biology from the University of Pittsburgh. Our Board of Directors believes that Dr. Ashiya should serve as a director based upon her experience in the venture capital industry and her experience as in investor in biotechnology companies.

Andrew Sinclair, Ph.D. has served as a member of our Board of Directors since November 2019. Since November 2008, Dr. Sinclair has served in various positions at Abingworth LLP, a life sciences investment group, where he currently serves as a Partner and Portfolio Manager. Dr. Sinclair currently serves on the Boards of Directors of Soleno Therapeutics, Inc. and Verona Pharma plc. Dr. Sinclair is a member of the Institute of Chartered Accountants in England and Wales. Dr. Sinclair received his BSc in Microbiology from King’s College London and his Ph.D. in Chemistry and Genetic Engineering at the BBSRC Institute of Plant Science, Norwich. Our Board of Directors believes that Dr. Sinclair should serve as a director based upon his experience in the venture capital industry and his experience serving on public company boards.

Continuing Directors

The directors who are serving for terms that end following the 2020 Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Gaurav Aggarwal, M.D. (1) (2)	47	Class I Director
Jeffrey H. Cooper (1)	64	Class I Director
Nick Glover, Ph.D.	51	Class III Director, President and Chief Executive Officer
Robert Pelzer (1) (2)	66	Class III Director and Chairman of the Board
Josh Richardson, M.D. (2)	38	Class III Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee

Gaurav Aggarwal M.D. has served as a member of our Board of Directors since November 2019. Dr. Aggarwal has served as a Managing Director of Vivo Capital LLC, a healthcare focused investment firm, since October 2016 where he focuses on investments in life sciences companies. Dr. Aggarwal previously served as the Chief Business Officer of Ocera Therapeutics, Inc. from April 2014 through October 2016. From January 2013 through December 2013, Dr. Aggarwal served as Managing Director of Investor Growth Capital. From August 2006 through December 2012, Dr. Aggarwal served as a General Partner at Panorama Capital, L.P., a venture capital fund. From March 2004 until August 2006, Dr. Aggarwal was an associate with JPMorgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to joining JPMorgan Partners, LLC, Dr. Aggarwal focused on venture capital investments in biopharmaceutical and medical device companies at KBL Healthcare Ventures and Wasserstein Perrella & Co. Dr. Aggarwal previously served on the boards of directors of Hyperion Therapeutics, Inc. (acquired by Horizon Pharma) and Microlin Bio, Inc. Dr. Aggarwal received his M.D. from Columbia University, College of Physicians & Surgeons, and his B.S. in Agricultural Economics from Cornell University. Our Board of Directors believes that Dr. Aggarwal should serve as a director based upon his medical background and his experience in the venture capital industry.

Jeffrey H. Cooper has served as a member of our Board of Directors since March 2016. Mr. Cooper has served as an independent consultant for life sciences companies since January 2014. Previously, Mr. Cooper served at KaloBios Pharmaceuticals, Inc., a biotechnology company, as a senior advisor from November 2013 until December 2013 and as the Chief Financial Officer from July 2012 until October 2013. Prior to joining KaloBios, Mr. Cooper served in positions of increasing responsibility at BioMarin Pharmaceutical Inc., a pharmaceutical company, beginning as Vice President, Controller, to his most recent position as Senior Vice President and Chief Financial Officer from 2007 to May 2012. Mr. Cooper has also served as Vice President of Finance at Matrix Pharmaceutical, Inc. and held numerous finance-related positions within the health care and pharmaceutical industries, including Corporate Controller at Foundation Health Systems Inc. and Director of Business Analysis at Syntex Corporation. Mr. Cooper also previously served on the Board of Directors of Tobira Therapeutics, Inc. until it was acquired by Allergan plc in November 2016. Mr. Cooper received a B.A. from the University of California, Los Angeles and an M.B.A. from Santa Clara University. He is a Certified Public Accountant (inactive status) in the state of California. Our Board of Directors believes that Mr. Cooper should serve as a director based upon his experience as a senior executive in the life sciences industry, as well as his experience and skills relating to financial statement and accounting matters.

Nick Glover, Ph.D. has served as our President and Chief Executive Officer and as a member of our Board of Directors since September 2014, and provided consulting services to us from July 2014 through August 2014. Previously, Dr. Glover served as the President and Chief Executive Officer at YM BioSciences Inc., an oncology drug development company, from November 2010 until it was acquired by Gilead Sciences Inc. in February 2013. Prior to that, Dr. Glover served as the President and Chief Executive Officer of Viventia Bio Inc., a biopharmaceutical company. Dr. Glover also previously served as an investment manager for MDS Capital, a life sciences venture capital firm. Dr. Glover has also served as a consultant in the biotechnology and life sciences industries at various times since 2008. Since June 2013, Dr. Glover has served on the Board of Directors of MEI Pharma, Inc. Dr. Glover holds a B.Sc. (Hons) in chemistry from the University of East Anglia, a M.Sc. in chemistry from the University of British Columbia and a Ph.D. in chemistry from Simon Fraser University. Our Board of Directors believes that Dr. Glover should serve as a director based upon his depth and expertise in the biopharmaceutical and venture capital industries and his extensive experience developing and managing biopharmaceutical companies.

Robert Pelzer has served as a member of our Board of Directors since May 2015. From September 2008 to March 2013, Mr. Pelzer served as the President of Novartis Corporation, a pharmaceutical company. From 2002 to 2008, Mr. Pelzer served as General Counsel at Novartis Pharma AG. Prior to 2002, Mr. Pelzer held various positions at DuPont, including serving as General Counsel and Senior Vice President at DuPont Pharmaceuticals from 1998 to 2001. Mr. Pelzer currently serves on the Board of Directors of Qu Biologics and previously served on the Board of Directors of Aquinox Pharmaceuticals and Idenix Pharmaceuticals, Inc. Mr. Pelzer holds a BCom and an LL.B. from the University of Alberta. Our Board of Directors believes that Mr. Pelzer should serve as a director based upon his extensive experience in the healthcare industry.

Josh Richardson M.D. has served on our Board of Directors since November 2019. Dr. Richardson has served as Managing Director of Longitude Capital since February 2016 where he focuses on investments in biotechnology companies. From September 2014 to February 2016, Dr. Richardson served as a Public Equities Analyst at HealthCor Management where he managed small and mid-cap biotechnology investments. Dr. Richardson received his B.S. in Biomedical Science from the University of South Florida, and his M.D. from the University of Virginia. Our Board of Directors believes that Dr. Richardson should serve as a director based upon his medical background and his experience in the venture capital industry.

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

In May 2017, our Board of Directors approved non-employee director compensation providing for an annual retainer of $40,000 to each non-employee director. Additionally, the Chairman of our Board of Directors receives an additional annual payment of $30,000; the Chairmen of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $19,500, $15,000 and $10,000, respectively; and the members of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $8,000, $6,000 and $5,000, respectively.

During 2019, each of our non-employee directors that had served as a director for at least six months also received an annual stock option, granted following the Annual Meeting of Stockholders, to purchase 750 shares of common stock, which vests in 12 equal monthly installments, subject to the director’s continued service. Additionally, during 2019, new non-employee directors received upon election a stock option to purchase 1,500 shares of common stock, which will vest in 12 equal monthly installments, subject to the director’s continued service. In connection with Mr. Parfet’s, Dr. Estes’, Mr. Nguyen’s and Dr. Onetto’s resignations in November 2019, our Board of Directors approved extending the period during which such resigning directors may exercise any of his or her options that are outstanding and vested as of the date of their resignation to March 31, 2022.

Non-employee directors are also reimbursed reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

Our 2015 Equity Incentive Plan limits the aggregate number of shares of common stock subject to awards that may be granted to a non-employee director in any calendar year to an aggregate of 10,000 shares. In January 2020, the stockholders of the Company approved an amendment to the 2015 Equity Incentive Plan pertaining to this provision, whereby a non-employee director may not receive awards under the 2015 Equity Incentive Plan that, when combined with cash compensation received for service as a non-employee director, would exceed $800,000 in value in any calendar year.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2019. Dr. Glover, our President and Chief Executive Officer, received no compensation for his service as a director during 2019.

Name(1)	Fees Earned or Paid in Cash	Option Awards(2)	Total
Robert Pelzer	$66,261	$14,150	$80,411
Donald Parfet (4)	81,000	14,150	95,150
Gaurav Aggarwal	5,544	14,644	20,188
Andrew Allen	45,000	14,150	59,150
Mona Ashiya (3)	4,620	14,644	19,264
Jeffrey H. Cooper	59,500	14,150	73,650
Daniel Estes (3) (4)	45,000	14,150	59,150
Tran Nguyen (4)	54,000	14,150	68,150
Nicole Onetto (4)	56,000	14,150	70,150
Josh Richardson (3)	4,674	14,644	19,318
Andrew Sinclair (3)	—	14,644	14,644

(1)

As of December 31, 2019, Mr. Cooper held outstanding options to purchase 3,941 shares of common stock; Mr. Pelzer held outstanding options to purchase 3,641 shares of common stock; Mr. Nguyen held outstanding options to purchase 3,503 shares of common stock; Dr. Onetto held outstanding options to purchase 3,203 shares of common stock; Dr. Allen held outstanding options to purchase 2,625 shares of common stock; Mr. Parfet held outstanding options to purchase 2,532 shares of common stock; Dr. Estes held outstanding options to purchase 2,187 shares of common stock; and Dr. Aggarwal, Dr. Ashiya, Dr. Richardson and Dr. Sinclair each held outstanding options to purchase 1,500 shares of common stock.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2019 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options.

(3)

Dr. Ashiya is a partner at OrbiMed Advisors, LLC, Dr. Richardson is a Managing Director of Longitude Capital, Dr. Sinclair is a partner and Portfolio Manager at Abingworth LLP, and Dr. Estes is a partner at Frazier Healthcare Ventures. The fees earned by Dr. Ashiya, Dr. Richardson and Dr. Estes were paid to the investment fund with which each person is affiliated. Dr. Sinclair declined cash fees for the year ended December 31, 2019.

(4)	Mr. Parfet, Dr. Estes, Mr. Nguyen and Dr. Onetto resigned from our Board of Directors, effective November 22, 2019.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2020. Deloitte & Touche LLP audited our financial statements for the fiscal years ended December 31, 2019 and 2018. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2019 and 2018.

Principal Accountant Fees and Services

Fees Billed to Sierra Oncology	Fiscal Year 2019	Fiscal Year 2018
Audit fees(1)	$429,105	$347,255
Audit-related fees(2)	—	—
Tax fees(3)	188,364	263,801
All other fees(4)	1,895	1,895

Total fees	$619,364	$612,951

(1)

“Audit fees” include fees for professional services provided by Deloitte & Touche LLP in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements.

(2)

“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal years 2019 and 2018 consolidated financial statements.

(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

(4)	“All other fees” include fees for products and services, including subscription for online technical accounting resources provided by Deloitte & Touche LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements as of and for the year ended December 31, 2019. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2019 be included in our annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Jeffrey H. Cooper, Chair

Gaurav Aggarwal

Robert Pelzer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2020, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 10,395,732 shares of our common stock outstanding on March 31, 2020. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2020 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Sierra Oncology, Inc., c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

Name of Beneficial Owner	Beneficial Ownership
	Number	Percent
5% Stockholders:
Entities affiliated with Vivo Capital, LLC (1)	1,917,074	18.44%
Entities affiliated with Longitude Capital (2)	1,477,320	14.21%
Entities affiliated with OrbiMed Advisors LLC (3)	1,477,320	14.21%
Entities affiliated with Abingworth Bioventures VII, LP (4)	1,056,500	9.99%
Gilead Sciences, Inc. (5)	1,073,301	9.99%
Entities affiliated with Caxton Corporation (6)	1,082,327	9.99%
Entities affiliated with VR Adviser, LLC (7)	1,099,144	9.99%
Entities affiliated with Mangrove Partners (8).	930,623	8.56%
Entities affiliated with New Leaf Ventures II, LP (9).	787,413	7.31%

Directors and Named Executive Officers:
Nick Glover (10)	61,580	*
Barbara Klencke (11)	36,693	*
Mark Kowalski (10)	10,187	*
Robert Pelzer (10)	3,579	*
Gaurav Aggarwal (12)	1,456,326	14.01%
Andrew Allen (13)	4,213	*
Mona Ashiya (14)	1,478,070	14.22%
Jeffrey H. Cooper (10)	3,879	*
Josh Richardson (15)	1,478,070	14.22%
Andrew Sinclair (16)	877,406	8.44%
All executive officers and directors as a group (11 persons) (17)	5,425,045	51.54%

*	Represents beneficial ownership of less than one percent.

(1)

Based solely on a Schedule 13G/A filed on February 13, 2020, these shares represent 1,917,074 shares of common stock held by Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. Vivo Ventures VII, LLC is the general partner of Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. The voting members of Vivo Ventures VII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Excludes shares underlying Series A and Series B warrants, as the exercise of each is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(2)

Based solely on a Schedule 13D/A filed on February 10, 2020, these shares represent 1,477,320 shares of common stock held by Longitude Venture Partners III, L.P. (“LVP III”). Longitude Capital Partners III, LLC (“LCP III”) is the general partner of LVP III and may be deemed to have voting, investment and dispositive power with respect to such securities. Patrick G. Enright, Juliet Tammenoms Bakker and Joshua Richardson are each members of LCP III and may be deemed to share voting, investment and dispositive power over such securities. Patrick G. Enright and Juliet Tammenoms Bakker are the managing members of LCP III. Each of LCP III, Patrick G. Enright, Juliet Tammenoms Bakker and Joshua Richardson disclaim beneficial ownership over such securities except to the extent of their respective pecuniary interest therein. Excludes shares underlying Series A and Series B warrants, as the exercise of each is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(3)

Based on a Schedule 13D filed on November 27, 2019 and a Form 4 filed on January 31, 2020, these shares represent (i) 1,136,400 shares of common stock issued upon the conversion of 15,000 shares of Series A convertible voting preferred stock held by OrbiMed Private Investments VII, L.P. (“OPI VII”), (ii) 170,460 shares of common stock issued upon the conversion of 2,250 shares of Series A convertible voting preferred stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”), and (iii) 170,460 shares of common stock issued upon the conversion of 2,250 shares of Series A convertible voting preferred stock held by OrbiMed Partners Master Fund Limited (“OPM”). OrbiMed Capital GP VII LLC (“GP VII”) is the general partner of OPI VII. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VII. OrbiMed Global Healthcare GP LLC (“Healthcare GP”) is the general partner of Genesis and OrbiMed Advisors is the managing member of Healthcare GP. OrbiMed Capital LLC (“OrbiMed Capital”) is the sole holder of manager shares and sole voting member of OPM and OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power through a management committee comprised of Carl Gordon, Sven H. Borho, and Jonathan T. Silverstein. By virtue of such relationships, (a) GP VII and OrbiMed Advisors may be deemed to have voting and investment power with respect to the securities held by OPI VII and as a result may be deemed to have beneficial ownership of such securities, (b) Healthcare GP and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by Genesis and as a result, may be deemed to have beneficial ownership over such securities, and (c) OrbiMed Capital may be deemed to have voting power and investment power over the securities held by OPM and as a result, may be deemed to have beneficial ownership over such securities. Each of GP VII, Healthcare GP, OrbiMed Advisors, OrbiMed Capital, Mona Ashiya Messrs. Borho, Silverstein, and Gordon disclaims beneficial ownership of the shares held by OPI VII, Genesis, and OPM, as applicable, except to the extent of its, his or her pecuniary interest therein, if any. The address of the entities affiliated with OrbiMed Advisors is 601 Lexington Avenue, 54th Floor, New York, New York 10022. Excludes shares underlying Series A and Series B warrants, as the exercise of each is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(4)

Based solely on a Schedule 13D filed on February 10, 2020 by Abingworth LLP. Securities are held by Abingworth Bioventures VII, LP (“ABV VII”). Represents (i) 876,656 shares of common stock, (ii) 750 shares underlying options, held by Dr. Sinclair, a member of our Board of Directors and a Partner of Abingworth, to purchase common stock that are exercisable with 60 days of March 31, 2020, and (iii) 179,094 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants, representing the underlying common shares up to the amount subject to a beneficial ownership limitation of 9.99%. Abingworth Bioventures VII GP LP, a Scottish limited partnership, serves as the general partner of ABV VII. Abingworth General Partner VII LLP, an English limited liability partnership

(together with Abingworth Bioventures VII GP LP, the “General Partners”), serves as the general partner of Abingworth Bioventures VII GP LP. ABV VII (acting by its general partner Abingworth Bioventures VII GP LP, acting by its general partner Abingworth General Partner VII LLP) has delegated to Abingworth LLP all investment and dispositive power over the securities held by ABV VII. An investment committee of Abingworth LLP approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the securities held by ABV VII. The address of Abingworth Bioventures VII, LP is 38 Jermyn Street, London, United Kingdom, SW1Y6DN. Excludes a portion of shares underlying Series A and Series B warrants, as the exercise of each warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.
(5)

Based solely on a Schedule 13G filed on February 10, 2020 by Gilead Sciences, Inc (Gilead). Securities are held by Gilead. Represents (i) 725,283 shares of common stock and (ii) 348,018 shares of common stock issuable upon the exercise of a warrant, representing the underlying common shares up to the amount subject to a beneficial ownership limitation of 9.99%. The address of Gilead is 333 Lakeside Drive, Foster City, California 94404. Excludes a portion of shares underlying a warrant, as the exercise of the warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(6)

Based on a Schedule 13G filed on February 3, 2020 and on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020. Represents (i) 643,959 shares of common stock and (ii) 438,368 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants, representing the underlying common shares up to the amount subject to a beneficial ownership limitation of 9.99%. The securities are held by CDK Associates, LLC and another entity for which Caxton Corporation is deemed to have beneficial ownership. Bruce S. Kovner, the Chairman and sole shareholder of Caxton Corporation, may be deemed to have voting and investment power with respect to these shares. The address of Caxton Corporation is 731 Alexander Road, Bldg. 2, Suite 500, Princeton, New Jersey 08540. Excludes a portion of shares underlying Series A and Series B warrants, as the exercise of each warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(7)

Based on a Schedule 13G filed on November 25, 2019 and on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020. Represents an aggregate of (i) 492,437 shares of common stock issued upon conversion of 6,500 shares of Series A convertible voting preferred stock and (ii) 606,707 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants, representing the underlying common shares up to the amount subject to a beneficial ownership limitation of 9.99%. The securities are held by Venrock Healthcare Capital Partners II, L.P., VHCP Co-Investment Holdings II, Venrock Healthcare Capital Partners III, L.P. and VHCP Co-Investment Holdings III, LLC. VHCP Management II, LLC is the general partner of Venrock Healthcare Capital Partners II, L.P. and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. Messrs. Shah and Koh are the voting members of VHCP Management II, LLC and VHCP Management III, LLC. The address of the entities affiliated with VR Adviser, LLC is 7 Bryant Park, 23rd Floor, New York, NY 10018. Excludes a portion of shares underlying Series A and Series B warrants, as the exercise of each warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(8)

Based on a Schedule 13G filed on January 13, 2020 and on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020. Represents an aggregate of (i) 452,074 shares of common stock issued upon conversion of 3,115 shares of Series A convertible voting preferred stock and (ii) 478,549 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants, representing the underlying common shares. Securities are held by The Mangrove Partners Master Fund, Ltd. (the “Master Fund”). As the investment manager of the Master Fund, Mangrove Partners may be deemed the beneficial ownership the securities held by the Master Fund. Nathaniel August, as the principal of Mangrove Partners, may be deemed the beneficial owner of the securities held by the Master Fund. The principal business address of Mangrove Partners is c/o Maples Corporate Services, Ltd.,

PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.
(9)

Based on the Schedule 13G/A filed on February 13, 2020, reflecting ownership as of December 31, 2019 and on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020. Represents (i) 409,611 shares of common stock, which includes 284,100 shares of common stock issued upon the conversion of Series A convertible preferred stock and (ii) 377,802 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants. New Leaf Biopharma Opportunities I, L.P. (“Biopharma I”) is the holder of 125,511 shares of common stock. As the sole general partner of Biopharma I, New Leaf BPO Associates I, L.P. (“BPO Associates”) may be deemed to own beneficially the shares held by Biopharma I. As the sole general partner of BPO Associates and ultimate generate partner of Biopharma I, New Leaf Venture Management III, L.L.C. (“NLV Management III”) may be deemed to own beneficially the shares held by Biopharma I. As the individual managers of NLV Management III, each of Vijay Lathi, Ronald Hunt and Liam Ratcliffe (collectively, the “Managing Directors”) also may be deemed to own beneficially the shares held by Biopharma I. New Leaf Ventures IV, L.P. (“NLV IV”) is the record owner of 284,100 shares are common stock, 284,062 shares of common stock issuable upon the exercise of Series A Warrants, exercisable within 60 days of the date hereof and 93,740 shares of common stock issuable upon the exercise of Series B Warrants, exercisable within 60 days of the date hereof (collectively, the “NLV IV Securities”). As the sole general partner of NLV IV, New Leaf Venture Associates IV, L.P. (“NLV Associates IV”) may be deemed to own beneficially the NLV IV Securities. As the sole general partner of NLV Associates IV and ultimate generate partner of NLV IV, NLV Management IV may be deemed to own beneficially the NLV IV Securities. As the individual managers of NLV Management IV, each of the Managing Directors also may be deemed to own beneficially the NLV IV Securities. Each reporting person disclaims beneficial ownership of such securities except for the shares, if any, such reporting person holds of record or to the extent of their pecuniary interest therein, if any. The address of Biopharma I is New Leaf Venture Partners, Times Square Tower, 7 Times Square, Suite 3502, New York, New York 10036.

(10)	Represents shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020.
(11)

Represents (i) 4,050 shares of common stock, (ii) 1,675 shares of common stock held by Dr. Klencke’s spouse, and (iii) 30,968 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020.

(12)

Represents (i) 1,455,576 shares of common stock held by Vivo Opportunity Fund, LP and 750 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020. Dr. Aggarwal is a managing member of Vivo Opportunity, LLC, which is the general partner of Vivo Opportunity Fund, L.P. Dr. Aggarwal may be deemed to share voting and dispositive power over the securities held by Vivo Opportunity Fund, L.P. with four other managing members of Vivo Opportunity, LLC. Dr. Aggarwal disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein.

(13)	Represents (i) 1,650 shares of common stock and (ii) 2,563 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020.
(14)

Represents (i) 1,477,320 shares of common stock held by the entities affiliated with OrbiMed Advisors LLC as described in footnote 3 above and (ii) 750 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020. Dr. Ashiya is an employee of OrbiMed Advisors and is obligated to transfer any shares issued pursuant to any equity grants made to her by us, or the economic benefits thereof, to OrbiMed Advisors and certain of its related entities. As such, Dr. Ashiya disclaims beneficial ownership of the securities reported herein for purposes of Rule 16a-1(a) under the Exchange Act, except to the extent of her pecuniary interest therein, if any.

(15)

Represents (i) 1,477,320 shares of common stock held by the entities affiliated with LVP III as described in footnote 2 above and (ii) 750 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020. By virtue of the relationships described in footnote 2 above, Dr. Richardson may be deemed to share voting, investment and dispositive power over such securities.

Dr. Richardson disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein.
(16)

Represents (i) 876,656 shares of common stock held by ABV VII and (ii) 750 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020. By virtue of the relationships described in footnote 4 above, Dr. Sinclair may be deemed to share beneficial ownership in the shares held by ABV VII. Dr. Sinclair disclaims beneficial ownership of the shares referred to in footnote 4 above except to the extent of his pecuniary interest therein.

(17)	Represents (i) 5,294,247 shares of common stock and (ii) 130,798 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2020:

Name	Age	Position(s)
Nick Glover, Ph.D.	51	President, Chief Executive Officer and Director
Sukhi Jagpal	46	Chief Financial Officer
Barbara Klencke, M.D.	62	Chief Development Officer
Mark Kowalski, M.D, Ph.D.	65	Chief Medical Officer

Nick Glover, Ph.D., has served as our President and Chief Executive Officer and as a member of our Board of Directors since September 2014, and provided consulting services to us from July 2014 through August 2014. Dr. Glover’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class II Directors – Continuing Directors.”

Sukhi Jagpal has served as our Chief Financial Officer since February 2015. Previously, Mr. Jagpal served as the Chief Financial Officer of QLT Inc., a biotechnology company, from July 2012 to February 2015, where he also served as the Senior Director, Finance and Corporate Controller from January 2011 to June 2012. Mr. Jagpal has also held senior finance positions with Pivotal Corporation, 360networks Inc. and KPMG LLP. Mr. Jagpal is a Chartered Professional Accountant, a Chartered Business Valuator and holds an M.B.A. from Cornell University – S.C. Johnson Graduate School of Management and an M.B.A. from Queens University.

Barbara Klencke, M.D., has served as our Chief Development Officer since June 2015. Previously, Dr. Klencke served as the Senior Vice President, Development at Onyx Pharmaceuticals, a biopharmaceutical company and a subsidiary of Amgen Inc., from January 2011 to June 2015, and as the Group Medical Director in Product Development, Oncology at Genentech, Inc., a biotechnology company, from July 2003 to January 2011. Prior to that, Dr. Klencke served as the Medical Director at Chiron Corporation, a biotechnology company later acquired by Novartis International AG, and as an assistant professor of medicine at the University of California, San Francisco Medical Center. Dr. Klencke currently serves on the Board of Directors of Lexent Bio. Dr. Klencke holds a B.S. from Indiana University and an M.D. from the University of California, Davis.

Mark Kowalski, M.D., Ph.D., has served as our Chief Medical Officer since January 2017. Previously, Dr. Kowalski served as the Chief Medical Officer and Senior Vice President at Arbutus Biopharma (formerly Tekmira Pharmaceuticals), a biotechnology company, from August 2013 to September 2016. Prior to that, Dr. Kowalski worked at Gilead Sciences, Inc. from February to August 2013 following Gilead’s acquisition of YM BioSciences Inc., at which Dr. Kowalski had been Chief Medical Officer and Vice President of Regulatory Affairs from November 2010. Dr. Kowalski previously held the position of Chief Medical Officer of Viventia Biotech, a privately-held biotechnology company, which sought protection from creditors under the Companies’ Creditors Arrangement Act in April 2008 in Ontario, Canada. Dr. Kowalski holds a B.A. from Rutgers University and an M.D. and Ph.D. from the University of Kansas School of Medicine.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no familial relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2019 and 2018. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2019, were:

•	Dr. Nick Glover, President, Chief Executive Officer and Director;

•	Dr. Barbara Klencke, Chief Development Officer; and

•	Dr. Mark Kowalski, Chief Medical Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2019 and 2018. Dr. Kowalski was not a named executive officer during the year ended December 31, 2018 and therefore his compensation for such year is not presented in the table below.

Name and Principal Position	Year	Salary		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation		Total
Nick Glover	2019	$607,754	(3)	$904,459	$346,420	(3)	$59,770	(4)	$1,918,403
President and Chief Executive Officer	2018	578,813	(5)	992,417	347,288		26,488	(6)	1,945,006
Barbara Klencke	2019	486,150		297,710	184,737		2,800		971,397
Chief Development Officer	2018	463,000		318,060	185,200		2,750		969,010
Mark Kowalski	2019	432,600		297,713	164,388		2,800		897,501
Chief Medical Officer

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers during the years ended December 31, 2019 and 2018 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

(2)	The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2019 and 2018 corporate objectives. See “2019 Bonuses” below.
(3)

All of Dr. Glover’s 2019 base salary and bonus was paid in Canadian dollars. The dollar amount in the table above reflects the U.S. dollar equivalent of the amount paid to Dr. Glover. The amount was converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2019 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2019, Canadian $1.00 was equal to US$0.7536.

(4)

Amount represents $31,262 of fees paid pertaining to security for Dr. Glover, a $15,366 premium for long-term disability insurance paid on behalf of Dr. Glover, a $6,078 employer contribution into Dr. Glover’s Registered Retirement Savings Plan and $7,064 of fees paid for services related to Dr. Glover’s personal income tax return filing. These amounts represent the U.S. dollar equivalent of the amounts paid on behalf of Dr. Glover. The amounts were converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31,

2018 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2019, Canadian $1.00 was equal to US$0.7536.
(5)

All of Dr. Glover’s 2018 base salary was paid in Canadian dollars. The dollar amount in the table above reflects the U.S. dollar equivalent of the amount paid to Dr. Glover. The amount was converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2018 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2018, Canadian $1.00 was equal to US$0.7791.

(6)

Amount represents a $15,379 premium for long-term disability insurance paid on behalf of Dr. Glover, a $5,788 employer contribution into Dr. Glover’s Registered Retirement Savings Plan and $5,321 of fees paid for services related to Dr. Glover’s personal income tax return filing. These amounts represent the U.S. dollar equivalent of the amounts paid on behalf of Dr. Glover. The amounts were converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2018 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2018, Canadian $1.00 was equal to US$0.7791.

2019 Equity Awards

In March 2019, our Compensation Committee, in its discretion, awarded Dr. Glover, Dr. Klencke and Dr. Kowalski stock options to purchase 15,187, 4,999 and 4,999 shares, respectively, of our common stock with an exercise price of $78.40 per share. Twenty-five percent of the options vest on the one-year anniversary of the vesting commencement date, with the remaining 75% vesting in 36 equal monthly installments thereafter.

2019 Bonuses

In 2019, bonuses for our named executive officers were based on the achievement of certain corporate objectives, including the achievement of clinical development, corporate development, financial and other business milestones. In January 2020, our Compensation Committee determined that 95% of these corporate objectives were achieved, and therefore awarded each named executive officer 95% of their target bonus. For 2019, Dr. Glover’s target bonus was equal to 60% of his annual base salary of $607,754, Dr. Klencke’s target bonus was equal to 40% of her annual base salary of $486,150 and Dr. Kowalski’s target bonus was equal to 40% of his annual base salary of $432,600. Accordingly, Dr. Glover was awarded $346,420, Dr. Klencke was awarded $184,737 and Dr. Kowalski was awarded $164,388.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2019.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Nick Glover	7/14/2014	(1)(3)	21,605	—	$38.76	7/14/2024
	7/14/2014	(1)(4)	5,432	—	38.76	7/14/2024
	6/11/2015	(1)(5)	671	—	268.20	6/11/2025
	3/8/2016	(2)(6)	3,948	83	263.20	3/8/2026
	9/30/2016	(2)(7)	12,500	—	72.80	9/30/2026
	3/6/2017	(2)(8)	3,562	1,313	58.00	3/6/2027
	3/6/2018	(2)(9)	6,744	7,325	94.40	3/6/2028
	3/4/2019	(2)(10)	—	15,187	78.40	3/4/2029
Barbara Klencke	6/11/2015	(1)(5)	11,744	—	268.20	6/11/2025
	3/8/2016	(2)(6)	2,019	42	263.20	3/8/2026
	9/30/2016	(2)(7)	11,399	—	72.80	9/30/2026
	3/6/2017	(2)(8)	1,277	472	58.00	3/6/2027
	3/6/2018	(2)(9)	2,162	2,346	94.40	3/6/2028
	3/4/2019	(2)(10)	—	4,999	78.40	3/4/2029
Mark Kowalski	1/3/2017	(2)(11)	5,472	2,027	61.60	1/3/2027
	3/6/2018	(2)(9)	1,860	2,014	94.40	3/6/2028
	3/4/2019	(2)(10)	—	4,999	78.40	3/4/2029

(1)	Equity award was granted under our 2008 Stock Plan.
(2)	Equity award was granted under our 2015 Equity Incentive Plan.
(3)	Twenty-five percent vested on July 14, 2015 and the remaining 75% vested in 36 equal monthly installments thereafter.
(4)	Vested in 48 equal monthly installments beginning on July 21, 2015.
(5)	Twenty-five percent vested on June 11, 2016 and the remaining 75% vested in 36 equal monthly installments thereafter.
(6)	Twenty-five percent vested on January 1, 2017 and the remaining 75% vests in 36 equal monthly installments thereafter.
(7)	Vested in 36 equal monthly installments beginning on October 30, 2016.
(8)	Twenty-five percent vested on January 1, 2018 and the remaining 75% vests in 36 equal monthly installments thereafter.
(9)	Twenty-five percent vested on January 1, 2019 and the remaining 75% vests in 36 equal monthly installments thereafter.
(10)	Twenty-five percent vested on January 1, 2020 and the remaining 75% vests in 36 equal monthly installments thereafter.
(11)	Twenty-five percent vested on January 3, 2018 and the remaining 75% vests in 36 equal monthly installments thereafter.

Employment Agreements

Employment Agreement with Dr. Glover

Pursuant to the employment agreement between our Canadian subsidiary and Dr. Glover, if Dr. Glover is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), he will be entitled to receive (i) a continuation of his base salary in effect as of the employment termination date for a period of 12 months following the termination date, subject to the required payroll deductions and withholdings and paid on our normal payroll schedule, (ii) cash consideration equal to our cost of his group health plan coverage at the same level in effect as of his employment termination date for a period of up to 12 months following the termination date, and (iii) accelerated vesting of any unvested stock awards that would otherwise vest within 12 months of the termination date; provided, however, that if Dr. Glover is not subject to U.S. taxation, we may decide, in our discretion, to pay Dr. Glover’s severance in a lump sum instead of over the severance period.

If Dr. Glover is terminated without cause or resigns for good reason within 12 months following a change of control, he will be entitled to receive (i) payments equal to the sum of (A) his base salary in effect as of the employment termination date and (B) the average of his actual annual bonuses paid for the last two years prior to the date of termination and (ii) cash consideration equal to our cost of his group health plan coverage at the same level in effect as of his employment termination date, in each case, for a period of 24 months following the termination date; provided, however, that if Dr. Glover is not subject to U.S. taxation, we may decide, in our discretion, to pay Dr. Glover’s severance in a lump sum instead of over the severance period.

Additionally, if Dr. Glover is terminated without cause within 60 days prior to the consummation of a change of control, any outstanding stock awards as of such date will remain outstanding and will vest in full upon the consummation of the change of control or on the 60th day following the termination date, whichever is earlier.

Further, upon the consummation of a change in control, all outstanding equity awards then held by Dr. Glover will accelerate in full, except that any equity and equity-based awards that vest based on the achievement of performance criteria will vest in accordance with the change of control provisions in the applicable award agreement (or, if no such provisions exist, will vest in full).

Employment Agreements with Dr. Klencke and Dr. Kowalski

Pursuant to the employment agreements we or our Canadian subsidiary entered into with our named executive officers, if Dr. Klencke or Dr. Kowalski is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), he or she will be entitled to receive (i) a continuation of his or her base salary in effect as of the employment termination date for a period of 12 months following the termination date, subject to the required payroll deductions and withholdings and paid on our normal payroll schedule, and (ii) cash consideration sufficient to maintain personal health plan coverage at the same level in effect as of his or her employment termination date through the earlier of 12 months following the termination date or the date that he or she becomes eligible for group health insurance coverage through a new employer.

If Dr. Klencke or Dr. Kowalski is terminated without cause or resigns for good reason within 12 months following a “change of control” (as defined in the employment agreement and described below), he or she will be entitled to receive (i) payments equal to the sum of (A) his or her base salary in effect as of the employment termination date and (B) the average of his or her actual annual bonuses paid for the last two years prior to the date of termination (or, if employed for less than two years, the amount set forth in the employment agreement) and (ii) cash consideration sufficient to maintain personal health plan coverage at the same level in effect as of his or her employment termination date, in each case payable over a period of time based on his or her years of service with our company, as set forth below:

Years of Service Completed	Length of Severance Period (in Months)
0	13.5
1	14.4
2	15.3
3	16.2
4	17.1
5	18

Additionally, if Dr. Klencke or Dr. Kowalski is terminated without cause or resigns for good reason within 12 months following a change of control, he or she will be entitled to full vesting of all outstanding equity and equity-based awards, except that any equity and equity-based awards that vest based on the achievement of performance criteria shall vest in accordance with the change of control provisions in the applicable award agreement (or, if no such provisions exist, shall vest in full).

General Severance and Change in Control Benefits

All severance and acceleration benefits described above are subject to the named executive officer’s execution and non-revocation of a release of claims in favor of us. If the named executive officer’s employment is terminated for cause or voluntarily, then he or she will not receive any payments upon termination. Under the employment agreements, the named executive officers are also subject to covenants regarding confidentiality and prohibition on solicitation of our employees or independent contractors for a period of one year following the termination of employment.

Under the employment agreements, “cause” generally means: (i) conviction (including a guilty plea or plea of nolo contendere) of any felony (or, in the case of Dr. Glover, indictable offense) or any other crime involving fraud, dishonesty or moral turpitude; (ii) commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against us that results (or could reasonably be expected to result) in material harm or injury to our business or reputation; (iii) material violation of any contract or agreement between the executive and us, or of any of our policies, or of any statutory duty the executive owes to us; (iv) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or could reasonably be expected to have resulted in) material harm to our business or reputation, if not remedied within 30 days of the notice; or (v) any other conduct or circumstance that would amount to just cause at common law.

Under the employment agreements, “change in control” means: (i) a sale, lease, exclusive license or other disposition of all or substantially all of our assets; (ii) our consolidation or merger with or into any other corporation or other entity or person, or any other corporate reorganization, in which our shareholders immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity following the consolidation, merger or reorganization; or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of our then-outstanding voting power is transferred, subject to certain exceptions.

Under the employment agreements, “good reason” generally means resignation of employment within 60 days after the occurrence of any of the following events that is not corrected within 30 days after we receive written notice that any of the following events have occurred: (i) a material diminution of the executive’s duties, position or responsibilities; (ii) a reduction in base salary as in effect immediately prior to such reduction by more than 10%, unless such reduction is also applicable to all other senior executives; (iii) our material violation of any contract or agreement between the executive and us; or (iv) any requirement by us that the executive relocates to a work site located more than 50 miles from his or her current residence (or, for Dr. Glover, more than 200 miles from his residence).

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2019 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	319,023		$103.88	38,514	(1)
Equity compensation plans not approved by security holders	7,000	(2)	42.47	30,500	(3)

Total	326,023		$102.56	69,014

(1)

Includes 17,500 shares of common stock that remain available for purchase under the 2015 Employee Stock Purchase Plan (2015 ESPP) and 21,014 shares of common stock that remain available for grant under our 2015 Equity Incentive Plan (2015 EIP). Additionally, our 2015 EIP provides for automatic increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the 2015 Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, or the number determined by our Board of Directors. Similarly, on January 1 of each calendar year after the ESPP is implemented, which has not yet occurred, the aggregate number of shares of our common stock reserved for issuance under our 2015 ESPP shall be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31.

(2)

Represents the number of underlying shares of common stock associated with the 7,000 stock options granted under our 2018 Equity Inducement Plan (2018 EIP). Our 2018 EIP provides incentives to persons who have been hired as an employee as a material inducement to such person being hired. Under our 2018 EIP, we may grant such persons options to purchase shares of common stock or restricted stock units. The total number of shares of common stock reserved for grant and issuance pursuant to the 2018 EIP is 37,500 shares.

(3)	Includes 30,500 shares of common stock that remain available for grant under our 2018 EIP.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than as disclosed below, from January 1, 2019 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class II Directors” and “Executive Compensation” above.

Insider Participation in 2019 Offering

Entities affiliated with Vivo Capital, LLC purchased an aggregate of (i) 24,500 shares of Series A convertible voting preferred stock (that converted into 1,856,118 shares of our common stock in January 2020), (ii) Series A warrants to purchase 1,855,873 shares of common stock, and (iii) Series B warrants to purchase 612,436 shares of common stock in our November 2019 offering at a combined purchase price of $1,000.00 per unit, which is the same public offering price at which units were sold to all investors in the offering. Subsequent to the offering, Dr. Gaurav Aggarwal, who is a managing director of Vivo Capital LLC, was appointed to our Board of Directors on November 22, 2019.

Entities affiliated with Longitude Capital purchased an aggregate of (i) 19,500 shares of Series A convertible voting preferred stock (that converted into 1,477,320 shares of our common stock in January 2020), (ii) Series A warrants to purchase 1,477,125 shares of common stock, and (iii) Series B warrants to purchase 487,451 shares of common stock in our November 2019 offering at a combined purchase price of $1,000.00 per unit, which is the same public offering price at which units were sold to all investors in the offering. Subsequent to the offering, Dr. Josh Richardson, who is a managing director of Longitude Capital, was appointed to our Board of Directors on November 22, 2019.

Entities affiliated with OrbiMed Advisors LLC purchased an aggregate of (i) 19,500 shares of Series A convertible voting preferred stock (that converted into 1,477,320 shares of our common stock in January 2020), (ii) Series A warrants to purchase 1,477,124 shares of common stock, and (iii) Series B warrants to purchase 487,450 shares of common stock in our November 2019 offering at a combined purchase price of $1,000.00 per unit, which is the same public offering price at which units were sold to all investors in the offering. Subsequent to the offering, Dr. Mona Ashiya, who is a partner of OrbiMed Advisors, LLC, was appointed to our Board of Directors on November 22, 2019.

Entities affiliated with Abingworth Bioventures VII, LP purchased an aggregate of (i) 11,500 shares of Series A convertible voting preferred stock (that converted into 871,240 shares of our common stock in January 2020), (ii) Series A warrants to purchase 871,125 shares of common stock, and (iii) Series B warrants to purchase 287,471 shares of common stock in our November 2019 offering at a combined purchase price of $1,000.00 per unit, which is the same public offering price at which units were sold to all investors in the offering. Subsequent to the offering, Dr. Andrew Sinclair, who is a partner and portfolio manager of Abingworth LLP, was appointed to our Board of Directors on November 22, 2019.

Policies and Procedures for Related-Party Transactions

We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an Annual Meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Sierra Oncology, Inc., c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

To be timely for our company’s 2021 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 24, 2021 and not later than the close of business on March 26, 2021. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our Annual Meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 Annual Meeting of Stockholders must be received by us not later than December 28, 2020 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by applicable law and our bylaws.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2019, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Sierra Oncology, Inc.

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8, Canada

Attn: Vice President, Corporate Affairs

The annual report on Form 10-K is also available at http://investor.sierraoncology.com/financialreporting.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may write our Vice President, Corporate Affairs at c/o 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada, Attn: Vice President, Corporate Affairs, or investors@sierraoncology.com, or call (604) 558-6536.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Vice President, Corporate Affairs at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SRRA2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SIERRA ONCOLOGY, INC. C/O 2150-885 WEST GEORGIA STREET VANCOUVER, BC V6C 3E8 CANADA D02443-P37626 For All Withhold All For All Except SIERRA ONCOLOGY, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposal 1: 1. Election of Class II Directors Nominees: 01) Andrew Allen, M.D., Ph.D. 02) Mona Ashiya, Ph.D. 03) Andrew Sinclair, Ph.D. The Board of Directors recommends you vote FOR Proposal 2: For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D02444-P37626 SIERRA ONCOLOGY, INC. Annual Meeting of Stockholders June 9, 2020 10:00 AM, PT This proxy is solicited by the Board of Directors The stockholders hereby appoint Nick Glover and Sukhi Jagpal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIERRA ONCOLOGY, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time on June 9, 2020, online at www.virtualshareholdermeeting.com/SRRA2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side